EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

      We consent to the reference to our firm under the caption "Experts" in the Registration Statement on Form S-3 of Axonyx Inc., pertaining to the registration of 12,641,740 shares of its common stock and to the incorporation by reference therein of our report dated February 5, 2003 (with respect to Note B[9], March 25, 2003), with respect to our audit of the consolidated financial statements of Axonyx Inc., included in its 2002 Annual Report on Form 10-K, filed with the Securities and Exchange Commission.


/s/ Eisner LLP
New York, New York
February 3, 2004